Exhibit 21

FEDERAL-MOGUL CORPORATION SUBSIDIARIES

The direct and indirect operating subsidiaries of the Company and their respective States or other jurisdictions of incorporation as of December 31, 2006 are as follows:

Name of Subsidiaries	Country	Percentage of Voting Stock Owned Directly and Indirectly by Federal-Mogul
Federal Mogul Argentina SA	Argentina	96.0%
Federal-Mogul Plasticos Puntanos, S.A.	Argentina	96.0%
Neoprint SA	Argentina	96.0%
Federal-Mogul Pty Ltd	Australia	100.0%
Federal-Mogul Automotive Pty Ltd.	Australia	100.0%
Antwerp Branch	Belgium	100.0%
Federal-Mogul Ignition S.A.	Belgium	100.0%
Coventry Assurance, Ltd.	Bermuda	100.0%
Federal Mogul do Brazil Ltda.	Brazil	100.0%
Federal Mogul Electrical do Brazil Ltda.	Brazil	100.0%
Federal Mogul Materiais de Friccao Ltda	Brazil	100.0%
Federal-Mogul Automotive de Brasil, Ltda	Brazil	100.0%
Federal-Mogul Canada Limited	Canada	100.0%
Federal-Mogul (Shanghai) Automotive Co. Ltd	China	100.0%
Federal-Mogul Friction Products Co. Ltd	China	100.0%
Federal-Mogul Qingdao Automotive Company Limited	China	100.0%
Federal-Mogul Qingdao Piston Co. Ltd.	China	61.5%
Federal-Mogul Sealing Systems Company	China	100.0%
Federal-Mogul Shanghai Bearings Co. Ltd.	China	60.0%
Guangzhou Champion Spark Plug Co Ltd.	China	100.0%
Federal-Mogul Friction Products A.S.	Czech Rep.	100.0%
Federal Mogul Aftermarket France SAS	France	100.0%
Federal-Mogul Automotive France, S.A.	France	100.0%
Federal-Mogul Financial Services SAS	France	100.0%
Federal-Mogul Friction Products SAS	France	100.0%
Federal-Mogul Operations France SAS	France	100.0%
Federal-Mogul Sealing System SAS	France	100.0%
Federal-Mogul Services EURL	France	100.0%
Federal-Mogul Systems Protection Group, SAS	France	100.0%
Federal-Mogul, S.A. - France	France	100.0%
Federal Mogul Ignition Company	Germany	100.0%
Federal-Mogul Burscheid Beteiligungs GmbH	Germany	100.0%
Federal-Mogul Burscheid GmbH	Germany	100.0%
Federal-Mogul Deva GmbH	Germany	100.0%
Federal-Mogul Friction Products GmbH	Germany	100.0%
Federal-Mogul Friedberg GmbH	Germany	100.0%
Federal-Mogul Holding Deutschland GmbH	Germany	100.0%
Federal-Mogul Nurenberg GmbH	Germany	100.0%

Exhibit 21

Name of Subsidiaries	Country	Percentage of Voting Stock Owned Directly and Indirectly by Federal-Mogul
Federal-Mogul Powertrain Russia GmbH	Germany	100.0%
Federal-Mogul Sealing Systems GmbH	Germany	100.0%
Federal-Mogul TP Europe GmbH & Co. KG	Germany	66.7%
Federal-Mogul TP Piston Rings GmbH	Germany	66.8%
Federal-Mogul Vermogensverwaltungs GmbH (FMVG)	Germany	100.0%
Federal-Mogul Verwaltungs und Beteiligungs-GmbH	Germany	100.0%
Federal-Mogul Wiesbaden GmbH & Co. KG	Germany	100.0%
Federal-Mogul Wiesbaden Verwaltungs GmbH	Germany	100.0%
FM Sealing Systems Europe GmbH	Germany	100.0%
Goetze Betriebsgrundstücke GmbH & Co.- Werk Burscheid KG	Germany	100.0%
Goetze Betriebsgrundstücke GmbH & Co. Zentrallager Massienfen KG i.L.	Germany	100.0%
Goetze Wohnungsbau GmbH	Germany	100.0%
Weyburn-Bartel GmbH	Germany	100.0%
Curzon Insurance Ltd.	Guernsey	100.0%
Federal-Mogul Trade (Asia) Limited	Hong Kong	100.0%
Federal-Mogul Sealing Systems Hungaria Bt.	Hungary	100.0%
Federal-Mogul Sealing Systems Kunsziget Hungaria KFT	Hungary	100.0%
Federal-Mogul Friction Products Ltd.	India	100.0%
Federal-Mogul Goetze India Limited	India	50.11%
Federal-Mogul Products (India ) Private Ltd.	India	100.0%
Federal-Mogul Filtration Products S.r.l.	Italy	100.0%
Federal-Mogul Holding Italy Srl	Italy	100.0%
Federal-Mogul Ignition S.r.l.	Italy	100.0%
Federal-Mogul Operations Italy Srl	Italy	100.0%
Federal Mogul K.K.	Japan	100.0%
Federal-Mogul Systems Protection Group KK	Japan	100.0%
KFM Bearing Co., Ltd.	Korea	100.0%
Federal-Mogul Holdings, Ltd.	Mauritius Is	100.0%
Federal-Mogul de Mexico, S.A. de C.V.	Mexico	97.7%
Federal-Mogul S.A. de C.V.	Mexico	98.3%
McCord Payen de Mexico	Mexico	100.0%
Raimsa, S.A. de C.V.	Mexico	100.0%
Servicio de Componentes Automotrices	Mexico	100.0%
Servicios Administrativos Industriales, S.A.	Mexico	100.0%
Subensambles Internacionales, S.A. de S.V. – Mexico	Mexico	100.0%
T&N de Mexico S.de R.L	Mexico	100.0%
Federal-Mogul Global B.V.	Netherlands	100.0%
Federal-Mogul Growth B.V.	Netherlands	100.0%
Federal-Mogul Holdings B.V.	Netherlands	100.0%
Federal-Mogul Investments B.V.	Netherlands	100.0%
Federal-Mogul Netherlands B.V.	Netherlands	100.0%
Federal-Mogul Bimet Spolka Akcyjna	Poland	95.0%
Federal-Mogul Gorzyce S.A.	Poland	99.6%
Federal-Mogul World Trade Pte., Ltd.	Singapore	100.0%

Exhibit 21

Name of Subsidiaries	Country	Percentage of Voting Stock Owned directly and Indirectly by Federal-Mogul
Federal Mogul of South Africa (Pty) Ltd	South Africa	100.0%
Federal-Mogul Aftermarket Espana, SA	Spain	51.0%
Federal-Mogul Friction Products SA	Spain	100.0%
Federal-Mogul Iberica, S.L.	Spain	100.0%
Federal-Mogul SARL	Switzerland	100.0%
Federal-Mogul Taiwan Inc.	Taiwan	100.0%
Taiwan Branch	Taiwan	100.0%
Federal-Mogul Friction Products (Thailand) Ltd.	Thailand	92.1%
AE International Ltd.	UK	100.0%
AE Limited	UK	100.0%
Champion Pensions Limited	UK	100.0%
Federal-Mogul Acquisition Company Ltd.	UK	100.0%
Federal-Mogul Brake Systems Ltd	UK	100.0%
Federal-Mogul Export Services Limited	UK	100.0%
Federal-Mogul Global Growth Ltd.	UK	100.0%
Federal-Mogul Ignition (U.K.) Ltd.	UK	100.0%
Federal-Mogul Sealing Systems (Cardiff) Ltd.	UK	100.0%
Federal-Mogul Sunderland Ltd.	UK	100.0%
Federal-Mogul Systems Protection Group Limited	UK	100.0%
F-M UK Holding Ltd.	UK	100.0%
T&N Holdings Ltd.	UK	100.0%
T&N International Ltd.	UK	100.0%
T&N Investments Ltd.	UK	100.0%
T&N Limited	UK	100.0%
T&N Shelf Thirty Three Ltd	UK	100.0%
T&N Trade Marks Ltd.	UK	100.0%
TBA Industrial Products Ltd.	UK	100.0%
McCord Leakless Sealing Co.	US-Alabama	50.0%
McCord Sealing Inc.	US-Alabama	100.0%
Federal-Mogul Dutch Holdings Inc.	US-Delaware	100.0%
Federal-Mogul FAP Inc	US-Delaware	70.0%
Federal-Mogul Global Inc.	US-Delaware	100.0%
Federal-Mogul Ignition Company	US-Delaware	100.0%
Federal-Mogul Piston Rings, Inc.	US-Delaware	100.0%
Federal-Mogul Technical Center, LLC	US-Delaware	100.0%
Federal-Mogul U.K. Holdings Inc.	US-Delaware	100.0%
Ferodo America, Inc.	US-Delaware	100.0%
Ferodo Holdings Inc.	US-Delaware	87.5%
FM International, LLC	US-Delaware	100.0%
Gasket Holdings Inc.	US-Delaware	100.0%
T&N Industries Inc.	US-Delaware	100.0%
J.W.J. Holdings, Inc.	US-Michigan	100.0%
Federal-Mogul Products, Inc.	US-Missouri	100.0%

Exhibit 21

Name of Subsidiaries	Country	Percentage of Voting Stock Owned Directly and Indirectly by Federal-Mogul
Federal-Mogul Venture Corporation	US-Nevada	100.0%
Federal-Mogul de Venezuela, C.A.	Venezuela	100.0%

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